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ITEM 14(c) EXHIBIT #23

CONSENT OF INDEPENDENT ACCOUNTANTS

PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77248, 33-30575, 33-30815, 33-47133, 33-50201,
33-55345, 33-58193, 33-63887, 33-18329, 33-3036, 333-24337, 333-26049,
333-26151, 333-61975, 333-61979, 333-61983, 333-91879 and 333-95963) and Form
S-3 (Nos. 33-40956, 33-44295, 33-49903, 33-53821, 33-56887, 333-81299 and
333-95385) of Corning Incorporated of our report dated January 24, 2000, except for Notes 2, 13, and 18, which are as of February 14, 2000, appearing on page 26 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
1301 Avenue of the Americas
New York, New York  10019

March 7, 2000